Exhibit 99.02
Southern Company
Financial Highlights
(In Millions of Dollars Except Earnings Per Share)

	Three Months Ended December		Year-to-Date December
	2010	2009	2010	2009
Consolidated Earnings–As Reported
(See Notes)
Traditional Operating Companies	$146	$231	$1,859	$1,680
Southern Power	24	29	130	156
Total	170	260	1,989	1,836
Parent Company and Other	(17)	(12)	(14)	(193)
Net Income–As Reported	$153	$248	$1,975	$1,643

Basic Earnings Per Share -	$0.18	$0.31	$2.37	$2.07

Average Shares Outstanding (in millions)	842	810	832	795
End of Period Shares Outstanding (in millions)			844	820

	Three Months Ended December		Year-to-Date December
	2010	2009	2010	2009
Consolidated Earnings–Excluding Items
(See Notes)
Net Income–As Reported	$153	$248	$1,975	$1,643
MC Asset Recovery Litigation Settlement	-	-	-	202
Net Income–Excluding Items	$153	$248	$1,975	$1,845

Basic Earnings Per Share–Excluding Items	$0.18	$0.31	$2.37	$2.32

Notes

-	For the three months and twelve months ended December 31, 2010 and 2009, dilution does not change basic earnings per share by more than 1 cent and is not material.

-
The charge related to Southern Company's MC Asset Recovery litigation settlement significantly impacted the presentation of earnings and earnings per share for the twelve months ended December 31, 2009, and significant charges related to the Mirant spin-off are not expected to occur in the future.

-	Certain prior year data has been reclassified to conform with current year presentation.

-	Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.